                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          SIGHT RESOURCE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                              [LOGO APPEARS HERE]

                          Sight Resource Corporation
                              100 Jeffrey Avenue
                              Holliston, MA 01746

                                                                 April 15, 1999

Dear Stockholder,

  You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Sight Resource Corporation (the "Company") to be held at 9:00 a.m. on Thursday, May 20, 1999 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 38th floor, One Financial Center, Boston, Massachusetts 02111.

  At the Annual Meeting, the Company will ask the Stockholders to elect three members to the Board of Directors. The Company will also seek Stockholder approval of an amendment to the Company's 1992 Employee, Director and Consultant Stock Option Plan to increase the aggregate number of shares for which stock options may be granted. In addition, the Company will ask the Stockholders to ratify the selection of KPMG, LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

  We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,

                                          /s/ William T. Sullivan

                                          WILLIAM T. SULLIVAN
                                          President and Chief Executive
                                           Officer

                            YOUR VOTE IS IMPORTANT.

                      PLEASE RETURN YOUR PROXY PROMPTLY.

                             [LOGO APPEARS HERE]

                          Sight Resource Corporation
                              100 Jeffrey Avenue
                              Holliston, MA 01746

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be Held May 20, 1999

                               ----------------

To the Stockholders of Sight Resource Corporation:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sight Resource Corporation, a Delaware corporation (the "Company"), will be held at 9:00 a.m. on Thursday, May 20, 1999 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, 38th floor, Boston, Massachusetts 02111 for the following purposes:

    1. To elect three members to the Board of Directors to serve until the Annual Meeting of Stockholders in the year 2002 and until their successors are duly elected and qualified.

    2. To consider and act upon a proposal to amend the Company's 1992 Employee, Director and Consultant Stock Option Plan to increase the aggregate number of shares for which stock options may be granted.

    3. To consider and act upon a proposal to ratify the appointment of KPMG, LLP as the Company's independent public accountants for the fiscal year ending December 25, 1999.

    4. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

  The Board of Directors has fixed the close of business on March 24, 1999, as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

  All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                          By Order of the Board of Directors,

                                          /s/ William T. Sullivan
                                          WILLIAM T. SULLIVAN
                                          President and Chief Executive
                                           Officer

April 15, 1999

                             [LOGO APPEARS HERE]

                          Sight Resource Corporation
                              100 Jeffrey Avenue
                              Holliston, MA 01746

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Sight Resource Corporation (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at 9:00 a.m. on Thursday, May 20, 1999, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 38th floor, One Financial Center, Boston, Massachusetts 02111 and any adjournments thereof (the "Meeting").

  Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the three nominees for director named herein, FOR the proposal to amend the Company's 1992 Employee, Director and Consultant Stock Option Plan and FOR the ratification of the appointment of KPMG, LLP as the Company's independent public accountants for the fiscal year ending December 25, 1999. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

  The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve each proposal, other than the election of directors which requires a plurality of the shares voted affirmatively or negatively at the Meeting. With respect to the tabulation of votes on any matter, abstentions are treated as present or represented and entitled to vote at the Meeting, while broker non-votes are treated as not being present or represented and entitled to vote at the Meeting.

  The close of business on March 24, 1999 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 24, 1999, the Company had 9,060,952 shares of Common Stock and 1,452,119 shares of Series B Convertible Preferred Stock ("Preferred Stock") outstanding and entitled to vote. Holders of Common Stock and Preferred Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

  The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

  This Proxy Statement and the accompanying proxy are being mailed on or about April 15, 1999 to all Stockholders entitled to notice of and to vote at the Meeting.

  The Annual Report to Stockholders for the fiscal year ended December 31, 1998 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

  The following table sets forth certain information regarding the beneficial ownership of (i) shares of the Company's Common Stock and (ii) shares of the Company's Preferred Stock and Common Stock, in each case as of March 24, 1999 by each Stockholder known by the Company to own beneficially 5% or more of its outstanding shares of Common Stock, each current director of the Company, each nominee for the Board of Directors who is not currently serving on the Board, each named executive officer (as defined below) of the Company, and all directors and executive officers of the Company as a group:

                                              Common Stock     Preferred Stock
                                                 Shares            Shares
                                              Beneficially      Beneficially
                                                Owned(1)          Owned (1)
                                            ----------------- -----------------
Name and Address** of Beneficial Owner       Number   Percent  Number   Percent
--------------------------------------      --------- ------- --------- -------
Carlyle Venture Partners, L.P.(2).......... 1,742,543  16.1%  1,452,119   100%
  1001 Pennsylvania Avenue, N.W.
  Suite 220 South
  Washington, D.C. 20004
William G. McLendon(3).....................   385,895   4.2%        -0-   --
Stephen M. Blinn(4)........................   364,500   4.0%        -0-   --
William T. Sullivan(5).....................   291,290   3.1%        -0-   --
Elliot S. Weinstock, O.D.(6)...............   243,000   2.7%        -0-   --
Craig H. Risk(7)...........................    40,000    *          -0-   --
Russell E. Taskey(8).......................    39,734    *          -0-   --
Gary Jacobson, M.D.(8).....................    27,834    *          -0-   --
Allen R. Kirkpatrick(8)....................    27,834    *          -0-   --
Richard G. Darman(2).......................       -0-   --          -0-   --
J. Mitchell Reese(2).......................       -0-   --          -0-   --
James W. Norton............................       500    *          -0-   --
Christian E. Callsen(9)....................       -0-   --          -0-   --
George B. Clairmont(10)....................   161,500   1.8%        -0-   --
All Directors and executive officers as a
 group (11 persons)(11).................... 1,420,587  14.9%        -0-   --

--------
* Represents beneficial ownership of less than 1% of the Company's Common
  Stock.
**Addresses are given for beneficial owners of more than 5% of the outstanding
  Common Stock only.

(1) The number of shares of Common Stock issued and outstanding on March 24, 1999 was 9,060,952 and the number of shares of Preferred Stock issued and outstanding on March 24, 1999 was 1,452,119. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock and Preferred Stock issued and outstanding at March 24, 1999 plus shares of Common Stock subject to options held by such person at March 24, 1999 and exercisable within 60 days thereafter and shares underlying redeemable common stock purchase warrants (the "Warrants"), warrants issued to investors (the "Investor Warrants") and shares of Preferred Stock held by such person. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
(2) Includes 1,229,472 shares of Common Stock issuable upon conversion of 1,024,560 shares of Preferred Stock and upon exercise of 204,912 Investor Warrants issued to Carlyle Venture Partners, L.P. ("CVP"), whose general partner is TCG Ventures, Ltd. ("Ventures Ltd."). The sole shareholder of Ventures Ltd. is TCG Ventures, L.L.C. ("Ventures LLC"). Mr. Richard G. Darman and Mr. J. Mitchell Reese are Managing Directors of Ventures LLC. Mr. Darman and Mr. Reese may be deemed to share beneficial ownership of shares owned by CVP, but each of them disclaims any such beneficial ownership. Also includes an aggregate of 513,071 shares of Common Stock issuable upon conversion of 427,559 shares of Preferred Stock and upon exercise of 85,512 Investor Warrants held by affiliates of CVP: C/S
     Venture Investors, L.P. ("C/S"), whose general partner is Ventures Ltd.; Carlyle U.S. Venture Partners, L.P. ("CUS") and Carlyle Venture Coinvestment, L.L.C. ("CVC"), whose general partner and managing member, respectively, is Ventures LLC. Mr. Darman and Mr. Reese may be deemed to share beneficial ownership of shares owned by C/S, CUS and CVC, but each of them disclaims any such beneficial ownership.
(3) Includes 60,000 shares issuable upon exercise of stock options within 60 days after March 24, 1999. Also includes, 23,000 shares of common stock held by a member of Mr. McLendon's immediate family of which Mr. McLendon disclaims beneficial ownership.
(4) Includes 71,668 shares issuable upon exercise of stock options within 60 days after March 24, 1999, and 52,192 shares gifted to Mr. Blinn's immediate family, of which Mr. Blinn disclaims beneficial ownership.
(5) Includes 200,000 shares issuable upon exercise of stock options within 60 days after March 24, 1999.
(6) Includes 18,000 shares issuable upon exercise of stock options within 60 days after March 24, 1999.
(7) Includes 40,000 shares issuable upon exercise of stock options within 60 days after March 24, 1999.
(8) Includes 25,834 shares issuable upon exercise of stock options within 60 days after March 24, 1999.
(9) Mr. Callsen has been nominated to fill the position on the Board of Directors made available by the expiration, on May 20, 1999, of the term of Dr. Weinstock.
(10) Mr. Clairmont has been appointed to fill a vacancy created by the resignation of Mr. Kirkpatrick as a Class A director, effective May 20, 1999. Includes 70,500 shares held for the account of Clairvest
     Corporation of which Mr. Clairmont is a principal. As a result of Mr. Clairmont's relationship with Clairvest Corporation he may be deemed to be a beneficial owner of such shares; however, Mr. Clairmont disclaims beneficial ownership of such shares.
(11) Includes 467,170 shares issuable upon exercise of stock options within 60 days after March 24, 1999.

                                  MANAGEMENT

Directors

  The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, with each class to be as nearly equal in number as is reasonably possible. The Company has designated three Class A directors (Mr. Blinn, Mr. Darman and Mr. Kirkpatrick,), three Class B directors (Dr. Jacobson, Mr. Sullivan and Mr. Taskey) and three Class C directors (Mr. McLendon, Mr. Reese and
Dr. Weinstock). The Class C directors constitute a class with a term which expires at the upcoming meeting. Class A and Class B directors will serve until the annual meetings of stockholders to be held in 2000 and 2001, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

  The names of the Company's current directors and certain information about them are set forth below:

     Name                     Age Position with the Company
     ----                     --- -------------------------
     William G. McLendon.....  47 Chairman of the Board of Directors
     William T. Sullivan.....  55 President, Chief Executive Officer and Director
     Stephen M. Blinn........  51 Director
     Richard G. Darman.......  55 Director
     Gary Jacobson, M.D......  61 Director
     Allen R. Kirkpatrick*...  57 Director
     J. Mitchell Reese.......  39 Director
     Russell E. Taskey.......  65 Director
     Elliot S. Weinstock,
      O.D.**.................  51 Director

--------
* Mr. Kirkpatrick has resigned his position as a Class A director, effective May 20, 1999. Mr. George B. Clairmont, 50, has been appointed to fill the vacancy created by the resignation of Mr. Kirkpatrick. Information on Mr. Clairmont is provided below.
** Dr. Weinstock, whose term as a Class C director expires on May 20, 1999, will not be standing for re-election to the Board of Directors. Mr. Christian E. Callsen, 61, has been nominated for election to fill the position of Class C director made available by the pending expiration of Dr. Weinstock's term. Information on Mr. Callsen is provided below.

  William G. McLendon has been a Director of the Company since its inception in 1992 and served as President from 1992 to January 1998 and Chief Executive Officer from April 1994 to January 1998. Mr. McLendon served as Vice President and Chief Financial Officer of IBIS Technology Corporation, a manufacturer of silicon-based materials for semiconductors, from 1990 to 1993. Prior thereto, Mr. McLendon was the Vice President, Chief Financial Officer and Treasurer of Summit Technology, Inc. from 1986 to 1990, and was Vice President and Chief Financial Officer of Zymet, Inc. from 1983 to 1985. Mr. McLendon is a Director of Epion Corporation, a company which develops advanced materials and new technology for semiconductors and other applications.

  William T. Sullivan has been President, Chief Executive Officer and a Director of the Company since January of 1998. Mr. Sullivan served as President and Chief Operating Officer of BEC Group, a company whose business includes marketing and distributing premium sunglasses, from 1994 to 1997. Mr. Sullivan served as President of the Consumer Optical Group at Optical Radiation Corporation from 1987 to the time it was acquired by BEC Group in 1994. Prior thereto, Mr. Sullivan served for eleven years in senior management positions for Pearle Vision Center, including four years as President. Mr. Sullivan is a past Director of Lumen Technologies.

  Stephen M. Blinn has been a Director of the Company since May of 1993. Mr. Blinn has served as President and Chief Executive Officer of Silver Platter Education, Inc., a company providing continuing education programs for medical providers, since January 1999. Mr. Blinn served as an Executive Vice President and Chief Operating Officer from May 1993 to January 1998, and as President of the Company's SightCare operations from January 1998 to August 1998. Mr. Blinn served as Executive Vice President, Strategic Marketing Development of Summit Technology, Inc. from 1991 to May 1993. Mr. Blinn first joined Summit in 1987 and served as Vice President, Sales and Marketing. Prior thereto he was the co-founder and President of Source Research, Inc., a distribution company for medical lasers and cardiac pacemakers from 1985 to 1987.

  Christian E. Callsen has been nominated to fill the position on the Board of Directors made available by the expiration, on May 20, 1999, of the term of Dr. Weinstock. Mr. Callsen has served as Chairman of Polymer Concepts, Incorporated, formerly known as Allen Medical Systems, a private Cleveland-based medical devices manufacturer, since 1995 and as President and Chief Executive Officer from 1996 to 1998. Prior thereto he served in the following positions at various times throughout his professional career: President and Chief Operating Officer of Applied Medical Technology, Inc.; President, Chief Operating Officer and Director of Professional Veterinary Hospitals of America, Inc.; President and Chief Operating Officer of HLS Management Company; and Chairman and Chief Executive Officer of the Optical Group of Cole National Corporation.

  George B. Clairmont has been appointed to fill the vacancy created by the resignation, effective May 21, 1999, of Mr. Kirkpatrick. Mr. Clairmont is the President of Clairvest Corporation, a New York City based investment group which he founded in 1983. From 1987 to 1990 Mr. Clairmont also served as Chairman of Signal Apparel Company, a publicly owned apparel manufacturer. Mr. Clairmont is currently a director of Frisco Energy, a privately owned natural resource corporation based in Tulsa, Oklahoma, and Thompson-Leeds Corporation, a New York designer and manufacturer of point of sales displays. Mr. Clairmont is a past Director of Lumen Technologies.

  Richard G. Darman has been a Director of the Company since December 1997. Mr. Darman has been a Partner of The Carlyle Group, a Washington D.C. based investment group, since 1993. Since January 1998 he has also been a Public Service Professor at Harvard University. Mr. Darman served as Director of the U.S. Office of Management and Budget and as a member of President Bush's Cabinet from 1989 to 1993. Prior thereto he was a Managing Director of Shearson Lehman Brothers, Inc. from 1987 to 1989. Mr. Darman is a trustee of The New England Funds.

  Gary Jacobson, M.D. has been a Director of the Company since November 1992. Dr. Jacobson is a founder of two Massachusetts hospitals, Westwood Lodge and Pembroke Hospital, has served as President of each from 1990 to 1995 and now serves as the Clinical Director of Westwood Pembroke Health System. He is a physician board-certified in psychiatry and is a past President of the Massachusetts Psychiatric Society. He has held an appointment at Massachusetts General Hospital since 1969 and has served as Assistant Clinical Professor at Harvard Medical School since 1977.

  J.Mitchell Reese has been a Director of the Company since January 1998. Mr. Reese has been Managing Director-Venture of The Carlyle Group, a Washington D.C. based investment group, since 1997. Mr. Reese served as President of the Venture Capital Division, and co-head of the Investment Banking Group, at Morgan Keegan, Inc. from 1990 to 1997. Prior thereto he was with Alex Brown and Sons.

  Russell E. Taskey has been a Director of the Company since November, 1992. Mr. Taskey is currently President of R. E. Taskey, Associates a human resource consulting firm. Mr. Taskey served as Vice President of Human Resources at The Analytic Sciences Corporation ("TASC") from 1973 to 1994. Mr. Taskey was the founding President and is presently a Director of the North East Human Resource Association, a 2,000 person human resource professional association. He also serves on the advisory board of Active Control Experts and the advisory board of Epion Corporation.

Committees of the Board of Directors and Meetings

  Meeting Attendance. During the fiscal year ended December 31, 1998 there were eight meetings of the Board of Directors, and the various committees of the Board of Directors met a total of seven times. With the exception of Dr. Jacobson, who attended 38% of the meetings, no director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 1998. In addition, from time to time, the members of the Board of Directors and its committees acted by unanimous written consent pursuant to Delaware law.

  Audit Committee. The Audit Committee has three members, Messrs. Kirkpatrick, McLendon, and Taskey. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. The Audit Committee met once during the year ended December 31, 1998.

  Compensation Committee. The Compensation Committee, which met six times during fiscal 1998, has three members, Messrs. Darman, Kirkpatrick and Taskey. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee also administers the Company's 1992 Employee, Director and Consultant Stock Option Plan (the "Stock Option Plan").

  The Audit Committee and Compensation Committee are the only standing Committees of the Board of Directors. The Company does not have a standing Nominating Committee.

Compensation of Directors

  The Company has implemented a stock option program under its Stock Option Plan for non-employee directors. The Stock Option Plan provides for a grant to each non-employee director immediately following each annual meeting of shareholders of a non-qualified option to purchase 5,000 shares of Common Stock, provided that on such date such director has been in the continued and uninterrupted services of the Company as a director for a period of at least one year. Each such option has an exercise price equal to the fair market value of the Common Stock on the date of grant and vests in equal annual installments over two years. The Company currently has no other compensation arrangements for members of the Board of Directors but may elect in the future to compensate Board members for attendance at regular meetings of the Board of Directors and for meetings of the committees of the Board.

Executive Officers

  The names of, and certain information regarding, executive officers of the Company as of April 15, 1999 who are not also directors, are set forth below.

   Name                     Age Position with the Company
   ----                     --- -------------------------
   James W. Norton.........  48 Vice President of Finance, Chief Financial Officer and Treasurer
   Craig H. Risk...........  44 Vice President of Operations

  James W. Norton, has been Vice President of Finance, Chief Financial Officer and Treasurer of the Company since August 1998. Mr. Norton served as Vice President of Finance for the International Division of Dunkin Donuts/Baskin Robbins, a Massachusetts-based subsidiary of Allied Domecq, a British food and service company, from 1982 to 1998. Prior thereto, Mr. Norton served as Marketing Controller of Unitrode Corporation, a Massachusetts based manufacturer of electrical components.

  Craig H. Risk, has been Vice President of Operations and Secretary of the Company since December 1997. Mr. Risk served as President and Chief Executive Officer of Visual Options, Inc., an optical retailer, from 1993 to 1997. Mr. Risk served as President and Chief Operating Officer of Lens Lab--Paris Miki, Inc., a chain operating "superoptical" stores in ten states. Prior thereto, Mr. Risk served as Managing Director and Chief Executive Officer of Vision Express of Australia, a chain of optical stores which he helped to develop as part of a joint venture which included Paris Miki.

                       REPORT OF COMPENSATION COMMITTEE

  The Compensation Committee (the "Committee") consists of the following non-employee members of the Board of Directors: Richard Darman, Allen Kirkpatrick and Russell Taskey. The Committee determines and maintains the Company's executive compensation policies and objectives and administers the Company's Stock Option Plan.

  The objectives of the Committee are to attract and retain highly talented and productive executives, to provide incentives for superior performance and to align the interests of executive officers, officers and certain senior management (all three groups collectively, the "Senior Managers") with the interests of the Company's stockholders.

  The Company's executive compensation program combines cash compensation with long-term incentive compensation, consisting principally of stock option grants, to attract, motivate and maintain its Senior Managers. In addition, Senior Managers are included in the Company's benefit plan which includes health, dental, life and disability insurance and which is offered to all employees of the Company.

  Cash compensation consists of base salary and annual bonus programs. When setting base salary levels, including the base salary level for the Chief Executive Officer, the Committee considers the individual's salary history, experience, performance and contribution to the management team. The Committee also considers salaries of executives in other companies of similar size and industry, as well as the competitive market conditions, for the purpose of determining base salary necessary to recruit and retain highly talented and productive executives. The Committee generally intends to target base salary levels of the Company's executive officers, including the Company's Chief Executive Officer, to the mid-range of such comparable companies. Also considered are the performance of the Company, the performance of the specific area of the Company's business for which the Senior Manager has direct responsibility and progress towards implementing the Company's business plan.

  Cash bonuses are awarded to Senior Managers principally as a mechanism to recognize and reward individual and/or Company achievements. Cash bonuses are awarded based upon the Senior Manager's progress towards meeting specific goals established in writing at the time that final budgets for the fiscal year are approved, including the performance of the specific area of the Company's business for which the Senior Manager has direct responsibility and progress towards implementing and achieving the Company's business plan and profit goals. The amount of such bonuses will vary depending upon the above mentioned factors and in determining such amounts the Committee will consider a bonus range based on minimum and maximum percentages of the Senior Manager's base salary.

  The Committee believes that stock option grants: (1) align Senior Managers' interest with stockholder interest by creating a direct link between compensation and stockholder return; (2) assure that Senior Managers maintain a significant long-term interest in the Company's success; and (3) help retain Senior Managers in a competitive market. Option grants are made from time to time to Senior Managers whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether option grants are appropriate each year is based upon individual and/or Company performance measures established for each individual, including the Company's Chief Executive Officer. Generally, options vest in equal annual installments over a period of three years and expire ten years from the date of grant.

Richard Darman
Allen Kirkpatrick
Russell Taskey

                            EXECUTIVE COMPENSATION

Summary of Executive Compensation

  The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer, each of the three other most highly compensated executive officers of the Company who were serving as such at the end of fiscal 1998 and one additional individual for whom such information would have been provided but for the fact that such individual was not serving as an executive officer at the end of fiscal 1998 (the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended December 31, 1998. No other executive officer of the Company received compensation exceeding $100,000 for the fiscal year ended December 31, 1998.

                          Summary Compensation Table

                                                              Long Term
                                                             Compensation
                                     Annual Compensation        Awards
                                 --------------------------- ------------
                                                              Securities
Name and Principal        Fiscal                              Underlying      All Other
Position                   Year  Salary($) Bonus($) Other($)  Options(#)  Compensation($)(1)
------------------        ------ --------- -------- -------- ------------ ------------------
William T. Sullivan (2).   1998   216,731      -0-    -0-      325,000           9,221
 President and Chief
 Executive Officer

William G. McLendon (3).   1998   178,223      -0-    -0-          -0-          14,858
 Chairman                  1997   176,745   20,000    -0-          -0-           6,765
                           1996   171,596      -0-    -0-       30,000           3,169

Stephen M. Blinn (4)....   1998   176,702      -0-    -0-          -0-          16,337
 Former Chief Operating
  Officer                  1997   175,683   20,000    -0-          -0-           8,313
                           1996   169,683      -0-    -0-       30,000           4,644

Craig H. Risk (5).......   1998   136,634    4,000    -0-       15,000           8,069
 Vice President,
  Operations               1997     4,462       -0    -0-      100,000             -0-

James W. Norton (6).....   1998    52,308    7,500    -0-      114,999          12,698
 Vice President, Finance
 and Chief Financial
  Officer

--------
(1) Represents the cost to the Company of matching contributions under the Company's 401(k) Plan, the dollar value of premiums paid by the Company with respect to term life insurance for all named executive officers, car allowances and relocation expenses.
(2) Mr. Sullivan became an executive officer of the Company and was named President and Chief Executive Officer effective January 26, 1998. Mr. Sullivan receives an annual salary of $245,000.
(3) Mr. McLendon became an executive officer of the Company effective November 1992. Mr. McLendon resigned his positions as President and Chief Executive Officer effective January 26, 1998 and continues to serve as Chairman of the Board of Directors. Under the terms of an amendment to his contract, which expires in February 2000, effective August 1998 Mr. McLendon receives an annual salary of $91,000.
(4) Mr. Blinn became an executive officer and Chief Operating Officer of the Company effective May 1993 and resigned both positions effective January 1998. Mr. Blinn also served as President of the Company's SightCare operations from January 1998 to August 1998. Under the terms of an amendment to his contract which expires in April 2000, effective August 1998 Mr. Blinn receives an annual salary of $97,500.
(5) Mr. Risk became an executive officer and Vice President of Operations of the Company effective December 1997. Effective January 1, 1999, Mr. Risk receives an annual salary of $150,000.
(6) Mr. Norton became an executive officer and Vice President, Finance and Chief Financial Officer, of the Company effective August 17, 1998. Effective January 1, 1999, Mr. Norton receives an annual salary of $165,000.

Option Grants in Last Fiscal Year

  The following table sets forth information regarding each stock option granted during fiscal year 1998 to each of the named executive officers. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on the future performance of the Common Stock.

                     Option/SAR Grants in Last Fiscal Year

                                                                             Potential Realizable
                                                                               Value at Assumed
                                                                                Annual Rates of
                                                                                  Stock Price
                                                                                 Appreciation
                                         Individual Grants                      for Option Term
                         --------------------------------------------------- ---------------------
                         Number of
                         Securities
                         Underlying      % of Total
                          Options      Options Granted  Exercise
                          Granted       To Employees      Price   Expiration
Name                       (#)(1)     In Fiscal Year(2) ($/Share)    Date       5%         10%
----                     ----------   ----------------- --------- ---------- --------- -----------
William T. Sullivan.....  300,000(3)        48.9%         $3.93    1/22/08   $ 741,467 $ 1,879,022
William T. Sullivan.....   25,000(4)         4.1%         $2.00    12/4/08   $  31,445 $    79,687
James W. Norton.........   99,999(4)        16.3%         $3.00    8/17/08   $ 188,667 $   478,118
James W. Norton.........   15,000(4)         2.4%         $2.00    12/4/08   $  18,867 $    47,812
Craig H. Risk...........   15,000(4)         2.4%         $2.00    12/4/08   $  18,867 $    47,812

--------
(1) The options were granted pursuant to the Company's Stock Option Plan at an exercise price equal to or greater than the fair market value on the date of grant.
(2) The Company granted options representing 613,749 shares of Common Stock in fiscal year 1998.
(3) 100,000 of these options vested immediately with the remaining options vesting annually in two equal installments commencing one year from the date of grant.
(4) These options vest annually in three equal installments commencing one year from the date of grant.

Option Exercises in Last Fiscal Year and Fiscal Year-End Values

  None of the named executive officers exercised stock options during fiscal year 1998. The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1998 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Company's Common Stock.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                              Number of
                                                        Securities Underlying       Value of Unexercised
                                                       Unexercised Options at       In-the-Money Options
                             Shares                      Fiscal Year-End (#)       at Fiscal Year-End ($)
                            Acquired        Value     ------------------------- -----------------------------
Name                     on Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable (1)
----                     --------------- ------------ ----------- ------------- ----------- -----------------
William T. Sullivan.....       --            --         100,000      225,000        -0-            -0-
Craig H. Risk...........       --            --          40,000       75,000        -0-            -0-
James W. Norton.........       --            --             -0-      114,999        -0-            -0-
Stephen M. Blinn........       --            --          61,668       10,000        -0-            -0-
William G. McLendon.....       --            --          50,000       10,000        -0-            -0-

--------
(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $2.00, the closing sale price per share of the Company's Common Stock as reported on NASDAQ on December 31, 1998.

                               PERFORMANCE GRAPH

  The graph below compares the performance of Sight Resource Corporation with that of the NASDAQ Stock Market Total Return Index, the NASDAQ Health Service Stock Return Index and the NASDAQ Retail Trade Stock Return Index. The comparison of total return on investment (change in period end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1993 in each of Sight Resource Corporation, the NASDAQ Stock Market, the NASDAQ Health Service Group and the NASDAQ Retail Trade Group with investment weighted on the basis of market capitalization. The graph lines merely connect quarter-end dates and do not reflect fluctuations between those dates.

                            [GRAPH APPEARS HERE]


                                   12/93         6/94            12/94             6/95           12/95             6/96
Sight Resource Corporation        100.00     93.15  69.86    53.42  54.79      72.60  80.82   95.89  117.81     90.41  72.60
NASDAQ Stock Market               100.00     95.80  91.32    98.88  97.75     106.58 121.91  136.60  138.26    144.70 156.51
NASDAQ Health Service Stock       100.00    101.92  92.82   110.94 107.29     117.56 101.11  117.40  136.11    141.92 154.29
NASDAQ Retail Trade Stocks        100.00     91.98  88.23    96.45  91.18      90.19  99.34  106.34  100.43    112.94 120.71

                                     12/96            6/97             12/97              6/98             12/98
Sight Resource Corporation        69.86  50.01     42.47  48.64    59.59  41.09589    45.20548  39.73     24.66  21.92
NASDAQ Stock Market              162.05 170.01    160.79 190.27   222.40    208.30      243.77 250.54    226.85 293.53
NASDAQ Health Service Stock      153.39 135.89    126.88 141.62   154.09    138.49      151.93 138.05    104.56 118.77
NASDAQ Retail Trade Stocks       127.44 119.73    113.90 128.67   145.87    140.67      168.82 172.39    125.38 170.96

Employment Agreements, Termination of Employment and Change of Control Arrangements

  The Company has entered into employment agreements with Messrs. Sullivan, McLendon, Blinn, Norton and Risk. The terms of the agreement with Mr. Sullivan provide that he will serve as President and Chief Executive Officer until January 26, 2001 and receive an annual salary of $245,000, subject to increase from time to time by the Board of Directors. The terms of the agreement with Mr. McLendon provide that he will receive biweekly payments of $3,500 through February 25, 2000. The terms of the agreement with Mr. Blinn provide that he will receive biweekly payments of $3,750 through April 28, 2000. The terms of the agreement with Mr. Norton provide that he will serve as Vice President of Finance and Chief Financial Officer of the Company at an annual salary of $165,000. The terms of the agreement with Mr. Risk provide that he will serve as Vice President of Operations at an annual salary of $150,000. Mr. Sullivan is also eligible to receive a discretionary annual bonus not to exceed 50% of his yearly base salary payable annually based upon profitability of the Company. Mr. Norton is also eligible to receive a discretionary annual bonus not to exceed 35% of his yearly base salary payable annually based upon profitability of the Company. Mr. Risk is also eligible to receive a discretionary annual bonus not to exceed 30% of his yearly base salary payable annually based upon profitability of the Company. Mr. Sullivan's agreement was amended on December 4, 1998. The amendment provides for payment of base salary and health insurance for a period of two years in the event that Mr. Sullivan's employment is (i) terminated without cause, (ii) not renewed by the Company, or (iii) terminated by a breach of contract by the Company. The amendment also provides for payment of two years salary upon certain changes of control of the Company. Changes of control which may trigger payment are
(i) a person's becoming the
beneficial owner of 25% or more of the outstanding Common Stock of the Company, (ii) if, ten days following a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person of 25% or more of the outstanding Common Stock of the Company, such person has not discontinued or rescinded the tender offer or exchange offer, (iii) if, during any consecutive twelve month period beginning on or after the date on which the amendment was executed individuals who at the beginning of such period were directors of the Company cease to constitute at least a majority of the Board of Directors of the Company, or (iv) a merger, consolidation, liquidation or sale of substantially all of the Company's assets. The agreement for Mr. Norton provides for a payment of one year's salary in the event employment is terminated upon certain changes of control of the Company. Changes of control which may trigger a payment of one year's salary are (i) a person's becoming the beneficial owner of 25% or more of the outstanding Common Stock of the Company, (ii) if, ten days following a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person of 25% or more of the outstanding Common Stock of the Company, such person has not discontinued or rescinded the tender offer or exchange offer, or (iii) a merger, consolidation, liquidation or sale of substantially all of the Company's assets. In the event that Mr. Norton's employment is terminated without cause or in certain other circumstances, he is entitled to one year's base salary and the cost of one year's health benefits as severance. The agreement for Mr. Risk provides for a payment for six month's salary and certain benefits in the event that employment is terminated.

                         COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during fiscal 1998. To the knowledge of the Company, all of these filing requirements were satisfied during fiscal 1998, except that: (i) Dr. Weinstock, a director of the Company, failed to file two timely Form 4's to report sales of an aggregate of 35,200 shares of the Company's Common Stock; however, Dr. Weinstock subsequently reported such transactions on a Form 5 filed in February of 1999, (ii) Mr. Norton submitted a late Form 3, and (iii) Mr. Risk submitted a late Form 3. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and its 10% holders and copies of the reports that they have filed with the SEC.

                             CERTAIN TRANSACTIONS

  On November 25, 1997, the Company closed upon the sale of an aggregate of 1,452,119 shares of Series B Convertible Preferred Stock (the "Preferred Stock"), and Class I and Class II Warrants to Carlyle Venture Partners, L.P., C/S Venture Investors, L.P., Carlyle U.S. Venture Partners, L.P. and Carlyle Venture Coinvestment, L.L.C. (collectively, the "Purchasers") for a net purchase price of $4,582,000. The Preferred Stock was purchased at a price lower than market value, and as a result, the difference of $1,953,000 was accounted for by the Company as a dividend to the holders of the Preferred Stock. Each share of Preferred Stock is convertible into one share of Common Stock, subject to adjustment, at the Purchasers' option at any time and at the Company's option if the price per share of Common Stock during any period of thirty consecutive trading days equals or exceeds $7.00 at any time during the first three years or $9.00 at any time thereafter. The holders of the Preferred Stock have the right to appoint two directors to the Company's Board of Directors. The

Purchasers have appointed Richard G. Darman, a Partner of The Carlyle Group, and J. Mitchell Reese, the Managing Director-Venture of The Carlyle Group, as their initial appointees to the Company's Board of Directors. The Class I (Mirror) Warrants entitle the Purchasers to purchase an amount of shares of the Company's Common Stock equal to an aggregate of up to 19.9% of the shares of Common Stock purchasable under the Company's outstanding warrants and options on the same terms and conditions of existing warrant and option holders. The Purchasers are obligated to exercise the Class I Warrants at the same time the options and warrants of existing holders are exercised, subject to certain limitations. The Class II Warrants entitle the Purchasers to purchase an aggregate of 290,424 shares of the Company's Common Stock at an exercise price of $7.00 per share for a term of five years. The Purchasers are entitled to "shelf" registration rights and "piggyback" registration rights with respect to the shares of Common Stock underlying the Preferred Stock, the Class I Warrants and the Class II Warrants. Upon a change of control of the Company, defined as (i) a change in any person or group obtaining a majority of the securities ordinarily having the right to vote in an election of Directors; (ii) during any two year period, the individuals who at the beginning of the period constituted the Company's Board of Directors no longer constitute a majority of the Board of Directors; (iii) any merger, consolidation, recapitalization, reorganization, dissolution or liquidation of the Company which results in the current stockholders no longer owning more than 50% of the voting securities of the Company; (iv) any sale, lease exchange or other transfer of all, or substantially all, of the assets of the Company; or (v) the adoption of a plan leading to the liquidation or dissolution of the Company, at the option of the Purchasers, the Company would be required to redeem the Preferred Stock at a price equal to 105% of the offering price, subject to certain adjustments, plus accrued and unpaid dividends.

  In connection with the exercise of stock options during fiscal 1997, Stephen
M. Blinn, the Company's Executive Vice President and a Director, issued a promissory note (the "Promissory Note") to the Company for $594,111. The Promissory Note is due on the earlier of September 2, 2007 or the date upon which Mr. Blinn receives the proceeds of the sale of not less than 20,000 of the shares acquired in connection with the exercise of the stock options. Interest accrues at the rate of 6.55%, compounding annually, and is payable on the earlier of the maturity date of the Promissory Note or upon certain defined Events of Default. Mr. Blinn may prepay all or any part of the Promissory Note without penalty or premium.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation provides for a classified Board of Directors. The Board of Directors currently consists of nine members, classified into three classes as follows: first, Mr. McLendon, Mr. Reese and Dr. Weinstock, constitute a class with a term which expires at the Annual Meeting (the "Class C directors"); second, Mr. Blinn, Mr. Darman and Mr. Kirkpatrick constitute a class with a term ending in 2000 (the "Class A directors"); and third, Dr. Jacobson, Mr. Sullivan and Mr. Taskey constitute a class with a term ending in 2001 (the "Class B directors"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

  Pursuant to the Company's by-laws, the Board of Directors on February 16, 1999 voted (i) to fix the Board of Directors at nine members and (ii) to nominate Mr. Callsen, Mr. McLendon, and Mr. Reese for election at the Meeting for a term of three years to serve until the Annual Meeting of Stockholders in the year 2002, and until their respective successors are elected and qualified. The Class A directors (Mr. Blinn, Mr. Darman and Mr. Kirkpatrick) and the Class B directors (Dr. Jacobson, Mr. Sullivan and Mr. Taskey) will serve until the Annual Meetings of Stockholders to be held in 2000 and 2001, respectively, and until their respective successors have been elected and qualified, except that Mr. Kirkpatrick will resign effective May 20, 1999 and Mr. Clairmont has been appointed to fill the vacancy created by such resignation.

  Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

  A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. CALLSEN, MR. MCLENDON, AND MR. REESE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                  PROPOSAL 2
              AMENDMENT OF THE COMPANY'S 1992 EMPLOYEE, DIRECTOR
                       AND CONSULTANT STOCK OPTION PLAN

General

  The Company's 1992 Employee, Director and Consultant Stock Option Plan (the "Stock Option Plan") was approved by the Company's Board of Directors on November 30, 1992 and by the Company's Stockholders on February 4, 1993. A total of 170,000 shares of Common Stock were initially reserved for issuance under the Stock Option Plan. By the terms of the Stock Option Plan, the Stock Option Plan may be amended by the Board of Directors or the Compensation Committee of the Board of Directors (the "Compensation Committee"), provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 or requires Stockholder approval in order to ensure the qualification of the Stock Option Plan under Rule 16b-3 under the Securities Exchange Act of 1934, is subject to obtaining such Stockholder approval.

  On May 18, 1993, October 1, 1993, March 4, 1994, and March 5, 1996 the Compensation Committee voted to approve amendments to the Stock Option Plan to increase by 155,000, 175,000, 500,000 and 500,000 shares, respectively, the aggregate number of shares of Common Stock for which stock options may be granted under the Stock Option Plan. On February 16, 1999, the Board of Directors voted to approve a further amendment to the Stock Option Plan to increase by an additional 350,000 shares to 1,850,000 the aggregate number of shares of Common Stock for which options may be granted under the Stock Option Plan.

  This amendment is being submitted for Stockholder approval at the Meeting to ensure continued qualification of the Stock Option Plan under Rule 16b-3 under the Securities Exchange Act of 1934. The Board believes that the increase in the number of shares reserved for issuance under the Stock Option Plan is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants. All employees and consultants of the Company and the members of the Board of Directors are eligible to participate in the Stock Option Plan.

Material Features of the Stock Option Plan

  Options granted under the Stock Option Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) options that are not incentive stock options ("non-qualified stock options"). Incentive stock options may be granted under the Stock Option Plan to officers and other employees of the Company and its affiliates (approximately 675 persons). Non-qualified stock options may be granted to directors, employees, officers or consultants of the Company and its affiliates (approximately 750 persons). The Stock Option Plan currently provides for a grant to each non-employee director immediately following each Annual Meeting of shareholders of a non-qualified stock option to purchase 5,000 shares of Common Stock provided that on such date such director has been in the continued and uninterrupted services of the Company as a director for a period of at least one year. Each such grant shall have an exercise price equal to the fair market value of the Common Stock on the date of grant and shall vest in equal annual installments over two years. See "Compensation of Directors."

  The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Stock Option Plan, the Compensation Committee has the authority to administer the provisions of the Stock Option Plan, to determine the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted.

  The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company by an employee or officer may not exceed $100,000. Incentive stock options granted under the Stock Option Plan may not be granted at a price less than 100% of the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company). Non-qualified stock options granted under the Stock Option Plan may not be granted at an exercise price less than 50% of the fair market value of a share of Common Stock on the date of grant. Incentive stock options granted under the Stock Option Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee or officer holding 10% or more of the voting stock of the Company.

  An option granted under the Stock Option Plan is exercisable, during the optionholders lifetime, only by the optionholder and is not transferable by him except by will or by the laws of descent and distribution. An option granted to an individual who is subject to Section 16 of the Securities Exchange Act of 1934 is not exercisable within six months after the date of grant. An incentive stock option granted under the Stock Option Plan may, at the Board of Director's discretion, be exercisable after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the Stock Option Plan) to the extent exercisable on the date of such termination, for up to 90 days following such termination, provided that such incentive stock option has not expired on the date of such exercise. In granting any non-qualified stock option, the Board of Directors may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Board of Directors may specify. In the event of the optionholder's death, both incentive stock options and non-qualified stock options may be exercised, to the extent exercisable on the date of death, by the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death.

  As of March 24, 1999, options to purchase an aggregate of 1,219,779 shares had been granted under the Stock Option Plan, of which options to purchase 700,201 shares were exercisable. As of March 24, 1999,

158,332 options had been exercised by Directors or executive officers of the Company. On March 24, 1999, the closing sale price per share of the Company's Common Stock was $2.50, as reported on NASDAQ.

  Certain options granted pursuant to the Stock Option Plan to Mr. Norton, Mr. Sullivan and Mr. Blinn, a former officer, may be subject to immediate vesting upon the event of a change in control of the Company, as defined in their option agreements with the Company. Changes in control triggering immediate vesting of options may include (i) a person's becoming the beneficial owner of 25% or more of the outstanding Common Stock of the Company, or (ii) the merger, consolidation, liquidation or sale of substantially all of the Company's assets. Currently, 460,000 options granted under the Stock Option Plan are subject to a change of control provision.

Federal Income Tax Considerations

  The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of options under the Stock Option
Plan:

  Incentive Stock Options. An incentive stock option does not result in taxable income to the option holder or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of granting of the option nor within one year after the date of issuance of shares to the individual (the "ISO holding period"). However, the difference between the fair market value of the stock on the date of exercise and the option price therefor will be an item of tax preference included in "alternative minimum taxable income." Upon disposition of the stock after the ISO holding period, the optionee will generally recognize long-term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the stock. If the stock is disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of disposition, equal to the excess of the fair market value of the stock on the date of exercise of the option over the option price. Any additional gains realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the stock on the date of exercise, the amount of compensation income will be limited in the excess of the amount realized over the optionee's adjusted basis in the stock.

  Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the optionee, or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and the individual's basis for determining gain or loss will be the sum of the option price paid for the stock plus the amount of compensation income recognized on exercise of the option.

  The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the amendment to the Stock Option Plan which increase the aggregate number of shares of Common Stock available under the Stock Option Plan.

  THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE BY 350,000 SHARES, THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE STOCK OPTION PLAN, AND PROXIES SOLICITIED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                  PROPOSAL 3
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Audit Committee has recommended and the Board of Directors has approved the appointment of KPMG, LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending December 25, 1999. The Company expects that representatives of KPMG, LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS RATIFY THE APPOINTMENT OF KPMG, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 25, 1999 AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

  In order to be included in Proxy material for the 2000 Annual Meeting, stockholder proposal's must be received by the Company on or before December 16, 2000. For stockholder proposals which are not to be included in proxy materials for the 2000 Annual Meeting, in order for a stockholder to nominate a person or persons for election to the Board of Director or to properly bring other business before an annual meeting of stockholders, notice of such business proposal or of such nomination must be delivered to the Secretary of the Company not earlier than January 31, 2000 and not later than February 29, 2000. Stockholder proposals must be received, marked for the attention of:
Secretary, Sight Resource Corporation, 100 Jeffrey Avenue, Holliston, Massachusetts 01746.

  WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ William T. Sullivan

                                          WILLIAM T. SULLIVAN
                                          President and Chief Executive
                                           Officer

April 15, 1999

                               APPENDIX TO PROXY


                                                        AS AMENDED FEBRUARY 1999

                          SIGHT RESOURCE CORPORATION

           1992 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN


1.   DEFINITIONS AND PURPOSES.
     ------------------------

     A. Definitions

          Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Sight Resource Corporation 1992 Employee, Director and Consultant Stock Option Plan, have the following meanings:

     1.   Administrator means the Board of Directors, unless it has delegated
          -------------
          power to act on its behalf to a committee. (See Article 3)

     2.   Affiliate means a corporation which, for purposes of Section 424 of
          ---------
          the Code, is a parent or subsidiary of the Company, direct or indirect.

     3.   Board of Directors means the Board of Directors of the Company.
          ------------------

     4.   Code means the United States Internal Revenue Code of 1986, as
          ----
          amended.

     5.   Committee means the Committee to which the Board of Directors has
          ---------
          delegated power to act under or pursuant to the provisions of the Plan.

     6.   Company means Sight Resource Corporation, a Delaware corporation.
          -------

     7.   Disability or Disabled means permanent and total disability as defined
          ----------    --------
          in Section 22(e)(3) of the Code.

     8.   Fair Market Value of a Share of Common Stock means:
          -----------------

     (a) If such Shares are then listed on any national securities exchange, the fair market value shall be the last sale price, if any, on the largest such exchange on the date of the grant of the Option, or, if none, on the most recent trade date thirty (30) days or less prior to the date of the grant of the Option;

     (b) If the Shares are not then listed on any such exchange, the fair market value of such Shares shall be the last sale price, if any, as reported in the National Association of Securities Dealers Automated

          Quotation System (NASDAQ) for the date of the grant of the Options, or if none, for the most recent trade date thirty (30) days or less prior to the date of the grant of the Option;

          (c) If the Shares are not then either listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the option, or, if none, for the most recent trade date thirty (30) days or less prior to the date of the grant of the Option for which such quotations are reported; and

          (d) If the market value cannot be determined under the preceding three paragraphs, it shall be determined in good faith by the Board of Directors.

     9.   ISO means an option meant to qualify as an incentive stock option
          ---
          under Code Section 422.

     10.  Key Employee means an employee of the Company or of an Affiliate
          ------------
          (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.

     11.  Non-Qualified Option means an option which is not intended to qualify
          --------------------
          as an ISO.

     12.  Option means an ISO or Non-Qualified Option granted under the Plan.
          ------

     13.  Option Agreement means an agreement between the Company and a
          ----------------
          Participant executed and delivered pursuant to the Plan, in such form as the Administrator shall approve.

     14.  Participant means a Key Employee, director or consultant to whom one
          -----------
          or more Options are granted under the Plan.

     15.  Participant's Survivors means a deceased Participant's legal
          -----------------------
          representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution.

     16.  Plan means this Restated Stock Option Plan.
          ----

     17.  Shares means shares of the common stock, $.01 par value, of the
          ------
          Company ("Common Stock") as to which Options have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article 2 of the Plan. The shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.


B.   Purposes of the Plan

     The Plan is intended to encourage ownership of Shares by Key Employees, non-employee directors and certain consultants of the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the issuance of ISOs and Non-Qualified Options.


2.   SHARES SUBJECT TO THE PLAN.
     --------------------------

     The number of Shares subject to this Plan as to which Options may be granted from time to time shall be 1,850,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction effected after such date in accordance with Paragraph 16 of the Plan.

     If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

3.   ADMINISTRATION OF THE PLAN.
     --------------------------

     The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to a Committee of the Board of Directors. The Plan is intended to comply with Rule 16b-3 or its successors, promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act") with respect to Participants who are subject to Section 16 of the 1934 Act, and any provision in this Plan with respect to such persons contrary to Rule 16b-3 shall be deemed null and void to the extent permissible by law and deemed appropriate by the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

     a. Interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

     b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Options;

     c. Determine the number of Shares for which an Option or Options shall be granted; and

     d. Specify the terms and conditions upon which an Option or Options may be granted;

     provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is other than the Board of Directors.


4.   ELIGIBILITY FOR PARTICIPATION.
     -----------------------------

     The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time an Option is granted. Notwithstanding any of the foregoing provisions, the Administrator may authorize the grant of an Option to a person not then an employee, director or consultant of the Company or of an Affiliate. The actual grant of such Option, however, shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Option Agreement evidencing such Option. ISOs may be granted only to Key Employees. Non-Qualified Options may be granted to any Key Employee, director or consultant of the Company or an Affiliate. Granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options. In no event shall any Participant be granted, in any consecutive three year period, options to purchase more than 350,000 shares pursuant to the Plan.


5.   TERMS AND CONDITIONS OF OPTIONS.
     -------------------------------

     Each Option shall be set forth in an Option Agreement, duly executed by the Company and by the Participant. The Option Agreements, which may be changed in the Administrator's discretion for any particular Participant (provided that any change in the Incentive Stock Option Agreement is not inconsistent with Code
Section 422), shall be subject to the following terms and conditions:

     Non-Qualified Options: Each Option intended to be a Non- Qualified Option
     ---------------------
     shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified
     Option:

     a. The Option Agreement shall be in writing in the form approved by the Administrator, with such modifications to such form as the Administrator shall approve;

     b. Option Price: The option price (per share) of the Shares covered by each Option shall be determined by the Administrator but shall not be less than the par value per share of the Shares on the date of the grant of the Option.

     c. Each Option Agreement shall state the number of Shares to which it pertains; and

     d. Each Option Agreement shall state the date on which it first is exercisable and the date after which it may no longer be exercised. Except as otherwise determined by the Administrator, each Option granted hereunder shall become cumulatively exercisable in four (4) equal annual installments of twenty-five percent (25%) each, commencing on the first anniversary date of the Option

          Agreement executed by the Company and the Participant with respect to such Option, and continuing on each of the next three (3) anniversary dates.

     e. Each Option shall terminate not more than 10 (ten) years from the date of grant thereof or at such earlier time as the Option Agreement may provide.

     f.   Directors' Options:  Each director of the Company who is not an
          ------------------
          employee of the Company or any Affiliate, immediately after each Annual Meeting of Stockholders of the Company, provided that on such dates such director has been in the continued and uninterrupted service of the Company as a director for a period of at least one year prior to the date of such annual meeting and is and was a director and was and is not an employee of the Company at such times, shall be granted a Non-Qualified Option to purchase 5,000 Shares. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) of the Shares on the date of grant of the Option, (ii) have a term of ten (10) years, and (iii) shall become cumulatively exercisable in two (2) equal annual installments of fifty percent (50%) each, upon the first and second anniversary of the date of grant, provided that on such dates such director has been in the continued and uninterrupted service of the Company as a director and not an employee since the date of grant. Any director entitled to receive an Option grant under this subparagraph (f) may elect to decline the Option. Notwithstanding the provisions of Paragraph 23 concerning amendment of the Plan, the provisions of this subparagraph
          (f) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. The provisions of Articles 9, 10, 11 and 12 below shall not apply to Options granted pursuant to this subparagraph (f).

     ISOs:  Each Option intended to be an ISO shall be issued only to a Key
     ----
     Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Code Section 422 and relevant regulations and rulings of the Internal Revenue Service:

     a. Minimum standards: The ISO shall meet the minimum standards for Non-Qualified Options, as described above, except clauses (a), (b) and (e) thereunder.

     b. Option Agreement: The Option Agreement for an ISO shall be in writing in substantially the form as approved by the Administrator, with such changes to such form as the Administrator shall approve, provided any changes are not inconsistent with Code Section 422.

     c. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Code Section 424(d):

          i.   Ten percent (10%) or less of the total combined voting power of
                                 -------
               all classes of share capital of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

          ii. More than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall be not less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

     d.   Term of Option:  For Participants who own

          i.   Ten percent (10%) or less of the total combined voting power of
                                 -------
               all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide;

          ii. More than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

     e. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (e) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

     f. Limitation on Grant of ISOs: No ISOs shall be granted after the expiration of the earlier of ten (10) years from the date of the
                            -------
          adoption of the Plan by the Company or the approval of the Plan by the shareholders of the Company.


6.   EXERCISE OF OPTION AND ISSUE OF SHARES.
     --------------------------------------

     An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, together with provision for payment of the full purchase price in accordance with this paragraph for the shares as to which such Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

     The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for paid-up non-assessable Shares.

     The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Article 18) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 5(e).


7.   RIGHTS AS A SHAREHOLDER.
     -----------------------

     No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option, except after due exercise of the Option and provision for payment of the full purchase price for the Shares being purchased pursuant to such exercise.


8.   ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS.
     --------------------------------------------

     By its terms, an Option granted to a Participant shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative). Such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.


9.   EFFECT OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE".
     -------------------------------------------------------

     Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee or consultant) before the Participant has exercised all Options, the following rules apply:

     a. A Participant who ceases to be an employee or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Articles 10, 11, and 12, respectively), may exercise any Option granted to him or her to the extent that the right to purchase Shares has accrued on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

     b. In no event may an Option Agreement provide, if the Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

     c. The provisions of this paragraph, and not the provisions of Article 11 or 12, shall apply to a Participant who subsequently becomes disabled or dies after the termination of employment, or consultancy, provided, however, in the case of a Participant's death, the Participant's survivors may exercise the Option within six (6) months after the date of the Participant's death, but in no event after the date of expiration of the term of the Option.

     d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment or consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

     e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Article 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

     f. Options granted under the Plan shall not be affected by any change of employment or other service within or among the Company and any Affiliates, so long as the Participant continues to be an employee or consultant of the Company or any Affiliate, provided, however, if a Participant's employment by either the Company or an Affiliate should cease (other than to become an employee of an Affiliate or the Company), such termination shall affect the Participant's rights under any Option granted to such Participant in accordance with the terms of the Plan and the pertinent Option Agreement.


10.  EFFECT OF TERMINATION OF SERVICE "FOR CAUSE".
     --------------------------------------------

     Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee or consultant) is terminated "for cause" prior to the time that all of his or her outstanding Options have been exercised:

     a. All outstanding and unexercised Options as of the date the Participant is notified his or her service is terminated "for cause" will immediately be forfeited, unless the Option Agreement provides otherwise.

     b. For purposes of this Article, "cause" shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of cause will be conclusive on the Participant and the Company.

     c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause", then the right to exercise any Option is forfeited.

     d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.


11.  EFFECT OF TERMINATION OF SERVICE FOR DISABILITY.
     -----------------------------------------------

     Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee of or consultant to the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

     a. To the extent that the right to purchase Shares has accrued on the date of his Disability; and

     b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of such rights based upon the number of days prior to such Participant's Disability and during the accrual period which next ends following the date of Disability.

     A Disabled Participant may exercise such rights only within a period of not more than one (1) year after the date that the Participant became Disabled or, if earlier, within the originally prescribed term of the Option.

     The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.


12.  EFFECT OF DEATH WHILE AN EMPLOYEE OR CONSULTANT.
     -----------------------------------------------

     Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant to whom an Option has been granted while the Participant is an employee or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

     a.   To the extent exercisable but not exercised on the date of death; and

     b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of such rights based upon the number of days prior to the Participant's death and during the accrual period which next ends following the date of death;

     If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee or consultant or, if earlier, within the originally prescribed term of the Option.


13.  TERMINATION OF DIRECTORS' OPTION RIGHTS.
     ---------------------------------------

     Except as otherwise provided in the pertinent Non-Qualified Option Agreement, if a director who receives Options pursuant to Article 5, subparagraph (f):

     a. ceases to be a member of the Board of Directors of the Company for any reason other than death or disability, any then unexercised Options granted to such Director may be exercised by the director within a period of ninety (90) days after the date the director ceases to be a member of the Board of Directors, but only to the extent of the number of shares with respect to which the Options are exercisable on the date the director ceases to be a member of the Board of Directors, and in no event later than the expiration date of the Option; or,

     b. ceases to be a member of the Board of Directors of the Company by reason of his or her death or Disability, any then unexercised Options granted to such Director may be exercised by the director (or by the director's personal representative, heir or legatee, in the event of death) within a period of one hundred eighty (180) days after the date the director ceases to be a member of the Board of Directors, but only to the extent of the number of Shares with respect to which the Options are exercisable on the date the director ceases to be a member of the Board of Directors, and in no event later than the expiration date of the Option.


14.  PURCHASE FOR INVESTMENT.
     -----------------------

     Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

     a. The person(s) who exercise such Option shall warrant to the Company, prior to receipt of the Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

               "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement of the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

     b. The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder.

     The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

15.  DISSOLUTION OR LIQUIDATION OF THE COMPANY.
     -----------------------------------------

     Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the right to purchase Shares has accrued under the Plan as of the date immediately prior to such dissolution or liquidation.


16.  ADJUSTMENTS.
     -----------

     Upon the occurrence of any of the following events, a Participant's rights with respect to any Option granted to him or her hereunder which have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

     A.  Stock Dividends and Stock Splits. If the shares of Common Stock shall
         --------------------------------
be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     B.  Consolidations or Mergers. If the Company is to be consolidated with or
         -------------------------
acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

     C.  Recapitalization or Reorganization. In the event of a recapitalization
         ----------------------------------
or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

     D.  Modification of ISOs. Notwithstanding the foregoing, any adjustments
         --------------------
made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.


17.  ISSUANCES OF SECURITIES.
     -----------------------

     Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.


18.  FRACTIONAL SHARES.
     -----------------

     No fractional share shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional share equal to the Fair Market Value thereof.


19.  CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS: TERMINATION OF ISOs.
     ------------------------------------------------------------------

     The Administrator, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISO's converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.


20.  WITHHOLDING.
     -----------

     Upon the exercise of a Non-Qualified Option for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 21) or the vesting of restricted Common Stock acquired on the exercise of an Option hereunder, the

Company may withhold from the optionee's wages, if any, or other remuneration, or may require the optionee to pay additional federal, state, and local income tax withholding and employee contributions to employment taxes in respect of the amount that is considered compensation includible in such person's gross income. Such amounts may be payable in Common Stock at the discretion of the Committee (if permitted by law), provided that with respect to persons subject to Section 16 of the 1934 Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the 1934 Act. The Administrator in its discretion may condition the exercise of an Option for less than its fair market value or the vesting of restricted Common Stock acquired by exercising an Option on the grantee's payment of such additional income tax withholding and employee contributions to employment taxes.


21.  NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.
     ----------------------------------------------

     Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.


22.  TERMINATION OF THE PLAN.
     -----------------------

     Except as provided in the following sentence, the Plan will terminate on November 30, 2002. The Plan may be terminated at an earlier date by vote of the stockholders of the Company; provided, however, that any such earlier termination will not affect any Options granted or Option Agreements executed prior to the effective date of such termination.


23.  AMENDMENT OF THE PLAN.
     ---------------------

     The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding ISOs granted under the Plan or ISOs to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, to the

                          SIGHT RESOURCE CORPORATION

THIS PROXY IS BEING SOLICITED BY SIGHT RESOURCE CORPORATION BOARD OF DIRECTORS

     The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 15, 1999 in connection with the Annual Meeting to be held at 9:00 a.m. on Thursday, May 20, 1999 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., at One Financial Center, 38th Floor, Boston, MA 02111, and hereby appoints William T. Sullivan and James W. Norton, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Sight Resource Corporation registered in the name provided herein which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors, FOR Proposal 2 and FOR Proposal 3.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

Nominees: Christian E. Callsen, William G. McLendon and J. Mitchell Reese

SEE REVERSE SIDE FOR THE PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                              (SEE REVERSE SIDE)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                          SIGHT RESOURCE CORPORATION

                                 May 20, 1999



                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
A [X] Please mark your votes as in this example using dark ink only.

      The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

                              FOR        WITHHELD

                              [_]          [_]

For all nominees, except as noted below


--------------------------------------


                        Nominees: Christian E. Callsen
                                  William G. McLendon
                                  J. Mitchell Reese

2. Proposal to amend the Stock Option Plan to increase by 350,000 shares the aggregate number of shares for which stock options may be granted.

                       FOR        AGAINST        ABSTAIN
                       [_]         [_]             [_]


3. Proposal to ratify the appointment of KPMG, LLP as the Company's independent public accountants for the fiscal year ending 1999.

                       FOR        AGAINST        ABSTAIN
                       [_]         [_]             [_]







Signature:_________________________________________ Date:______________________


Signature:_________________________________________ Date:______________________


Note: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------